Nationwide DefenderSM Annuity

CONTRACT SPECIFICATIONS PAGE

CONTRACT INFORMATION

Parties to the Contract	Date of Birth
Contract Owner: John Doe	January 1, 1956
Joint Owner: Jane M. Doe	December 1, 1961
Annuitant: John Q. Doe	January 1, 1956
Co-Annuitant: Jane M. Doe	December 1, 1961
Contingent Annuitant: N/A	N/A

Additional Issuing Information
Contract Number: 01-0000000
Date of Issue: May 15, 2023
Contract Type: Non-Qualified
Purchase Payment: $25,000
Annuity Commencement Date: January 1, 2046

SUMMARY OF CONTRACT EXPENSES

Base Contract Account Charge
Product Fee	1.10%

Contract Option(s) Elected by the Contract Owner	Additional Charge
STANDARD DEATH BENEFIT RETURN OF CV	None

Contingent Deferred Sales Charge (CDSC) and Free Withdrawal Percentage:

Number of Completed Contract Years	CDSC Percentage	Free Withdrawal Percentage
0	8.00%	10.00%
1	8.00%	10.00%
2	7.00%	10.00%
3	6.00%	10.00%
4	5.00%	10.00%
5	4.00%	10.00%
6+	0.00%	Not applicable

VABB-0126AO	i	(Standard)(05/2023)

PURCHASE PAYMENTS

Limits on Purchase Payments under the Contract

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant and/or Contingent Annuitant, if applicable, may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner.

CONTRACT REQUIREMENTS

Minimum Purchase Payment:	$25,000
Minimum Annuity Payment Amount:	$100
Maximum Annuitant Age:	85
Maximum Co-Annuitant Age:	85
Maximum Contingent Annuitant Age:	85
Maximum Number of Index Strategies:	10
Minimum Contract Value Amount:	$5,000
Maximum Long-Term Care (LTC) and Terminal Illness or Injury (TI) Eligibility Age:	80

The increase in the Remaining Free Withdrawal Amount resulting from a Long-Term Care Event or Terminal Illness or Injury Event is not available until one year after the Date of Issue.

AVAILABLE CONTRACT OPTIONS

Death Benefit Options	Additional Charge
STANDARD DEATH BENEFIT RETURN OF CV	None
STD DEATH BENEFIT RETURN OF CV WITH SPOUSAL PROTECTION	None
RETURN OF PREMIUM DEATH BENEFIT OPTION	0.15%
RETURN OF PREMIUM DEATH BENEFIT OPTION W/ SPOUSAL PROTECTION	0.15%

VABB-0126AO	ii	(Standard)(05/2023)

FIXED STRATEGY

Guaranteed Minimum Fixed Strategy Rate:	0.25%
Fixed Strategy Rate on the Date of Issue [1,3]:	1.00%
Nonforfeiture Factors
Minimum Nonforfeiture Rate on the Date of Issue,2,3:	1.00%
Guaranteed Minimum Nonforfeiture Rate:	0.15%
Nonforfeiture Purchase Payment Factor:	87.5%

[1]	This rate remains in effect for the initial Strategy Term.
[2]

The Minimum Nonforfeiture Rate is subject to redetermination on the sixth Contract Anniversary and then every two Contract Anniversaries thereafter. The Minimum Nonforfeiture Rate and the Nonforfeiture Purchase Payment Factor are only used to determine the minimum Surrender Value from the Fixed Strategy. The Minimum Nonforfeiture Rate is not a credited rate.

[3]	Subsequent rates may differ from the initial rates.

VABB-0126AO	iii	(Standard)(05/2023)

STRATEGIES ELECTED BY THE CONTRACT OWNER

The table below lists the initial allocation percentages to the Strategies you elected on your application. All Index Strategies that were available on the Date of Issue and their corresponding index disclosures can be found in the Index Strategy Endorsement(s). Additional information about the available Index Strategies, including the Crediting Factors on the Date of Issue and the guaranteed minimums or maximums associated with the Crediting Factors, can also be found in the Index Strategy Endorsement(s). At the end of a Strategy Term, Contract Value may remain in a Strategy (if available) or may be reallocated to one or more other available Strategies, as described in the Contract Accumulation Provisions section of the Contract.

Strategy	Index	Purchase Payment Allocated to Strategy (%)
FIXED STRATEGY	Not applicable	20%
S&P 500 6 YEAR TERM WITH CAP AND 20% BUFFER	S&P 500	20%
S&P 400 1 YEAR TERM WITH CAP AND 10% BUFFER	S&P 400	20%
MSCI EAFE 1 YEAR TERM WITH CAP AND 10% BUFFER	MSCI EAFE	20%
RUSSELL 2000 3 YEAR TERM WITH CAP AND 10% BUFFER	RUSSELL 2000	20%

VABB-0126AO	iv	(Standard)(05/2023)